CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 11, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to Shareholders of Alpine Dynamic Balance Fund ( a series of Alpine Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
August 28, 2003